UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

Sepracor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19410	22-2536587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

84 Waterford Drive
Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 17, 2009, Sepracor Inc. (“Sepracor”) announced its plans to commence a tender offer to purchase for cash up to all $382,450,000 aggregate principal amount of its outstanding 0% Convertible Senior Subordinated Notes due 2024.  A copy of the press release regarding that announcement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The press release is for informational purposes only and does not constitute an offer to purchase nor a solicitation for acceptance of the offer described therein. The tender offer is being made only pursuant to the Offer to Purchase, Letter of Transmittal and related materials that Sepracor will distribute to holders of notes after these documents are filed with the SEC as exhibits to its Schedule TO. Holders of notes should read carefully the Offer to Purchase, Letter of Transmittal and related materials because they contain important information, including the various terms of, and conditions to, the tender offer. After Sepracor files its Schedule TO and associated exhibits with the SEC, which it expects to do on or about February 17, 2009, holders of notes may obtain a free copy of the tender offer statement on Schedule TO, the Offer to Purchase, Letter of Transmittal and other documents that Sepracor will be filing with the SEC at the SEC’s web site at www.sec.gov or from the Depositary at the numbers listed in the press release.

Item 9.01

(d) Exhibits.

99.1         Press Release, dated February 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: February 17, 2009	By:	/s/Robert F. Scumaci
Name: Robert F. Scumaci
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated February 17, 2009